Exhibit 99.1

Bonds.com March Operational Update
April 29, 2009

Bonds.com
March Operational Update
April 29, 2009

Bonds.com March Operational Update
April 29, 2009

OPERATOR:  Good afternoon and welcome to the bond.com Conference call the Safe Harbor Statement. Except for historical information contained herein, statements made during this conference call are forward-looking statements. These forward-looking statements include expectations related to factors impacting, anticipated revenue, growth margins, expenses, earnings, inventory and new product introductions. Investors are cautioned that all forward-looking statements involve risks and uncertainties and several factors could cause actual results to differ materially from those in the forward looking statements. A more complete listing of these risk factors can be found in the Company’s most recent report on Form 10-K. In addition, if during this call we use any non-GAAP financial measure as defined by the SEC in Regulation G, we will file the required reconciliation to the most directly comparable GAAP measure on a Current Report on Form 8-K.
At this time I would like to introduce the host John Barry. You may proceed, Mr. Barry.

MR. BARRY:  Thank you very much and thank you any participants on the call. Good afternoon to the March 2009 update call as well as the first quarter of 2009 Operational Results conference call. At this time, I’d like to introduce Christopher Loughlin, our Chief Operating Officer, who will be available to answer questions during our Q&A section of the conference call.
Consistent with our promise to investors to provide complete and on-going transparency we would like to now bring you current with our results. I’ll address each metric for the month. First in the quarter total a loss will include some quarter-over quarter comparisons to give everyone a true picture of where we started and where we’ve ended up at the end of the quarter.

Bonds.com March Operational Update
April 29, 2009

As stated in our previous call, our revenues are now being reported as settlement date as opposed to what we were reporting before which was on trade date. I’ll go through the normal metrics, first stating March’s and then comparing that to the first quarter so that you get a better idea of where March ended up in a perspective of the three months.
New accounts for the month of March were 78 for the first quarter of 2009. There were 249. Trade volume for the month of March was 1,010 trades for the first quarter of 2009 there were 2,327 trades. Just to give everyone a historical update, this is the first month that we’ve broken 1,000 trades in a month. So we’re very happy about that.
Revenue for the month of March was $241,242.00 for quarter one on a settlement date basis it was $941,301.00. Average revenue per trade in the month of March was $238.85. For quarter one of 2009 average revenue per trade was $404.51. Average size of the trade in the month of March was $93,600.00 for the quarter one of 2009 it was $152,500.00. The number of bonds traded in the month of March was 94.5 million and the first quarter of 2009 it was 355 million.
To provide you a better understanding of our quarterly growth I’ll provide you some growth metrics. I believe you’ll agree it shows solid performance for an early stage company. We want to give everyone a looking back perspective and if you look at our 2008 numbers versus our quarter one 2009 numbers we’ve exceeded in quarter one of 2009 all the total revenues of 2008. So we’re very excited about that for anyone who’s new on the call today.

Bonds.com March Operational Update
April 29, 2009

I want to give you a quarter-over-quarter comparison here. For the fourth quarter of 2008, the number of trades we had were 1,650. The amount of trades we had in the quarter one of 2009 was 2,327 so right there you can see a 40% growth. For revenue of the fourth quarter of 2008 we had $577,569.00. For quarter one of 2009 it was $941,301.00 as a 63% growth quarter-over-quarter. And for new accounts the number is for the fourth quarter of 2008, 357 new accounts opened. And the quarter one of 2009 there was 249 that is actually a 30% decrease. I believe a lot of that has to do with taxing and things of that nature for the bulk of the accounts that we have open now are actually money managers managing individual and high net worth accounts in the trust and RH base.
As we move to municipalities as well as credit unions we expect to see a significant jump in revenue from the management's perspective.  We think these new accounts will naturally follow the account opening process and be a profitable unit. We think that these new accounts will naturally follow the account opening process and be a profitable unit.
What I’d like to do now is give you a quarterly comparison from the first quarter of 2008 through the first quarter of 2009 to give you understanding of where we started to where we’ve come and you can get a better handle on a quarterly compounding growth percentage at the end.
In quarter one of 2008, we had a total of 204 trades with revenue of $27,559.00 total accounts open in the quarter, first quarter of 2008 was 85. In quarter two of 2008, we had 536 trades, revenue of $76,777.00. We opened up 278 new accounts. In quarter three of 2008, we had a total of 1,101 for revenue of $181,126.00 with 179 new accounts opened. In the fourth quarter of 2008, we had 1,660 transactions for total revenue of $577,569.00 and 357 new accounts opened. Again, that was for the fourth quarter of 2008.

Bonds.com March Operational Update
April 29, 2009

For the first quarter of 2009 we had 2,327 transactions. We had revenue of $941,301.00 and new accounts opened in the first quarter of 2009 were 249. So if you’re looking at things, three of the major metrics trades, revenue and new accounts are quarterly compounding growth for trades is 84%. On a revenue perspective our quarterly compounding growth is 142%; and for new accounts our quarterly compounding growth is 31%.
We think that all these numbers are very positive. The one that kind of stands out is revenue which is pretty much what we’re judged by. I think that as we continue to grow our account base, we get more people who are consistently using the platform all these numbers will continue to grow. I can’t say that we’re going to consistently see the quarterly compounding growth at these levels. But in any instance we’re very happy with our growth.
One of the things that we’re going to be doing and we’re committed to doing is cost saving. So this next statement here is going to give you kind of an understanding of why we are doing certain things.
We are definitely committed to keeping our investors up-to-date regarding our performance. That being said, we’re clearly moving in the right direction. Moving forward, please be advised that we will no longer be providing monthly updates. We’ll be adopting a quarterly update schedule. We believe this will provide everyone all the pertinent

Bonds.com March Operational Update
April 29, 2009

information relevant to our performance and also saving the firm a certain amount of cost both as a soft dollar in preparation of materials by management and hard dollar fees from accountants, attorneys and other consultants.
As always you are more than welcome to contact Christopher Loughlin, our Chief Operating Officer, or myself via e-mail or by phone. We will issue a press release tomorrow detailing these results. Also beginning tomorrow Gildger Access a recording of this call at ir.bond.com, where you can request a transcript of the call from Jason Davis of Cirrus Financial Communications at 720-489-4913.
Right now, we’d like to move to the Q&A segment of the conference call. At this segment, for anybody who’s new if there’s anyone who has any questions about any of the results, any things moving forward, we’re very open to an interactive session here and we’d like to - there’s a lot of things we can answer. There’s some things we can’t answer being a public company, just be prepared in that respect.
Operator, if you could review the instructions for the audience we can start the Q&A session.

OPERATOR:  Certainly, we will now have the question and answer session. Ladies and gentlemen, if you would like to ask a question press star [*] followed by 1. To remove your question press [*] followed by 2.
Once again ladies and gentlemen, if you would like to ask a question press star [*] followed by 1.
There are no questions waiting from the phone line.

Bonds.com March Operational Update
April 29, 2009

MR. BARRY:  Okay, at this time I would like to thank everybody for participating in today’s call. I’ll let the operator conclude the call. Thank you very much. She’s going to read some important information used to contact us. Thanks.

OPERATOR:  Excuse me Mr. Barry, we have a Mark Genereux who would like to ask a question.

MR. BARRY:  Sure.

OPERATOR:  Our call line is now open.

MR. GENEREUX:  Thank you. Thanks for the call. Just curious as to what you guys are doing marketing-wise to bring the new accounts in?

MR. BARRY:  There are a couple of things that we do. Some of them are associated with our in-house sales force and our regional sales force who on a consistent basis are either attending trade shows in the different segments whether it’s CUNA going after credit unions, the ABA conventions going after banks and trusts; whether it’s GFOA conferences going after municipalities. It also includes, you know, I’ve got a room here of 14 sales people who are consistently calling their accounts and prospects trying to get people to use the platform. That includes using webinars, go-to meetings, things of that nature which show the values of the platform.

Bonds.com March Operational Update
April 29, 2009

We also do mailers where we send out our marketing material. We show them mock portfolios with their branded logos on them so they get a better understanding that we’re partners trying to help them gather new assets under management.
And then there’s just the outright cold calling where people are consistently out there. We give them a list of credit unions, banks, municipalities and they’re asking them what they’re doing to meet their fixed income needs whether its from a regulatory perspective, a fiduciary perspective. So they have an understanding that our platform is an unbiased representation of the fixed income marketplace where there aren’t any costs associated in these tumultuous times. This marketing plan seems to be working.
I think we do need to do some more when it comes to the mailers. Do a little bit more in the public marketplace. But a lot of that is associated with costs and the one thing we’re trying to do is, we’re kind of regulating costs and see if we can get to the profitability sooner rather than later. Than throw twenty-thirty grand a month out there when we’re not really sure if we’re going to get the traction associated with the investment dollars.
Does that help you out?

MR. GENEREUX:  Yeah, thank you.

MR. BARRY:  Okay, no problem. Are there any other questions?

OPERATOR:  No, sir. There are no other questions waiting from the phone lines.

Bonds.com March Operational Update
April 29, 2009

MR. BARRY:  Okay, I guess you can, I want to thank everybody again. If there are no other questions, ma’am if you could just do the closing remarks it would be fantastic.

OPERATOR:  If there are no further questions, we would like to thank you, thank everyone for participating in our conference call today and we look forward to speaking with you during our March update conference call.
Finally a replace of this call will be available 24 hours after completion. You may access it at any time through bonds.com web site at ir.bonds.com or by phone until April 1, 2009. To access this replay by phone, please dial 866-399-5828 that’s if you are in North America. Internationally is 1-585-419-6455 using the conference I.D. 9302.
Thank you again and have a great day.